Exhibit 10.2

Royal Bakery Holdings, Inc.

Amendment to

Sub Franchisor Agreement

On the Sub-Franchisor Agreement signed between Royal Bakery and Egg Tart Café United Holdings on October 3, 2013, where on Item 5, regarding Initial Fees, the Agreement states when both parties signed the agreement, Egg Tart Café will pay Royal Bakery $50,000 sub-franchisor fee.

With the delay on Egg Tart Café Holdings getting leases for café outlets in San Francisco Bay Area, both Parties agreed to the following:

Egg Tart Café will pay Royal Bakery $10,000 after signing the Agreement and the remaining balance will pay to Royal Bakery when Egg Tart Café Holdings is signing up franchisees.

Royal Bakery Holdings, Inc.

/s/ Tommy Cheung
Tommy Cheung, President and Chairman

Egg Tart Café United Holdings, LLC

/s/ Stephen Wan
Stephen Wan, managing member

Dated: